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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 31, 2006

DECTRON INTERNATIONALE INC.
(Exact name of registrant as specified in its charter)

Quebec, Canada	001-14503	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Poirier Blvd., Montreal, Quebec, Canada		H4R 2C5
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(514) 334-9609

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 31, 2006, the Board of Directors of Dectron Internationale, Inc. (the "Company") appointed Glenn La Rusic, age 45, as the Company's Chief Financial Officer. Prior to joining the Company, Mr. La Rusic worked as a consultant. He has served as Chief Financial Officer of Huntingdon Mills Inc. Prior to that he was Director of Finance for The Hockey Company. He also has several years experience in banking and articled at Price Waterhouse. Mr. La Rusic is currently a member of The Canadian Institute of Chartered Accountants and The Order of Chartered Accountants of Quebec. Mr. La Rusic received his graduate diploma in Public Accountancy from McGill University in 1994. He holds a BBA from Simon Fraser University.

Effective May 31, 2006, the Board of Directors of the Company appointed Mauro Parissi, age 40, who had been Chief Financial Officer of the Company since its inception, as the Company's Chief Operating Officer. Mr. Parissi has served as the Secretary and a Director of the Company since its inception, and has also served as the Controller of the Company since 1996. From 1995-1996, Mr. Parissi was an auditor with the firm of Mizgala & Cie. From 1990-1995, Mr. Parissi was an auditor with the firm of Hart, David Lloyd, F.C.A., C.I.P. Mr. Parissi is currently a member of The Canadian Institute of Chartered Accountants and The Order of Chartered Accountants of Quebec. Mr. Parissi received his graduate diploma in Public Accountancy from McGill University in 1995.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit

99.1 Press Release dated June 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under his signature.

DECTRON INTERNATIONALE INC.
(Registrant)
Date	June 2, 2006
/s/ Ness Lakdawala
		Name:	Ness Lakdawala
		Title:	President, Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 1, 2006